UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C/A INFORMATION

(Rule 14c-101)
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

[ ]	Definitive Information Statement

DYNAMIC GOLD CORP.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:___________

(2)	Aggregate number of securities to which transaction applies:___________

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________

(4)	Proposed maximum aggregate value of transaction:____________

(5)	Total fee paid:____________

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:___________

(2)	Form, Schedule or Registration Statement No.:___________

(3)	Filing Party:___________

(4)	Date Filed:___________

EXPLANATORY NOTE

On May 24, 2017, Dynamic Gold Corp. (“the Company”) filed with the Securities and Exchange Commission (“SEC”) a Schedule 14C (the “Initial Schedule 14C”). The purpose of this Amendment to the Initial Schedule 14C (the “Amendment”) is to file a revised first and last page to replace the first and last pages in the Initial Schedule 14C. The revised first page has corrected the name of the President and Chief Executive Officer that was inadvertently misnamed. The revised last page has been corrected to conform the dates to the actual file dates for the Company’s Form 10-K and 10-Q’s. The only items of the Initial Schedule 14C that are modified by this Amendment are the first page and last page. In order to preserve the nature and character of the disclosures set forth in the Initial Schedule 14C, except as expressly noted herein, this Amendment continues to speak as of the date of the Initial Schedule 14C and the Company has not updated the disclosures in this Amendment to speak as of a later date.

DYNAMIC GOLD CORP.

8832 Glendon Way
Rosemead, California 91770

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement has been mailed on or about May __, 2017 to the shareholders of record on May 22, 2017 (the “Record Date”) of Dynamic Gold Corp., a Nevada corporation (the “Company”), in connection with certain actions to be taken by the written consent by the holder of a majority of the voting power of the outstanding capital stock of the Company, dated as of May 22, 2017. The actions to be taken pursuant to the written consent may be taken on or about June __, 2017, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,
/s/ Lianyue Song
President and Chief Executive Officer

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company’s Annual Report on Form 10-K filed on September 27, 2016, which includes audited financial statements for the years ended June 30, 2016, and June 30, 2015, and the quarterly reports on Form 10-Q for the quarters ended September 30, 2016, December 31, 2016 and March 31, 2017, including the financial statements and financial statement schedule information included therein, as filed with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors
May __, 2017

/s/Lianyue Song
Lianyue Song
President and Chief Executive Officer